LIMITED POWER OF ATTORNEY

State of California    )

                       )ss

County of San Francisco)

I, Lydia I. Beebe, the undersigned, effective as of the date hereof,

and to continue until I am no longer subject to Section 16 reporting,

do hereby constitute and appoint each of Adam J. Godderz and Julie D.

Powell, signing singly, my true and lawful attorneys-in-fact, solely for the purpose of preparing and executing Forms 3, 4 and 5 for and on my behalf and filing such Forms with the Securities and Exchange

Commission and the New York Stock Exchange in compliance with Section

16 of the Securities Exchange Act of 1934 and rules promulgated thereunder in connection with holdings of and transactions in securities or derivative securities of Kansas City Southern.

I acknowledge that my appointment of these attorneys-in-fact does not eliminate my responsibility to comply with Section 16 of the Securities

Exchange Act of 1934.

IN WITNESS WHEREOF, I have signed this Limited Power of Attorney this

12th day of May, 2017.

/s/ Lydia Irene Beebe

Lydia I. Beebe

Personally appeared the above-named Lydia I. Beebe and acknowledged the above Limited Power of Attorney to be her free act and deed.

IN WITNESS WHEREOF, I hereunto set my seal this 12th day of

May, 2017.

/s/ Crystal Aburto-Lumbreras

Notary Public

My Commission Expires:

December 12, 2018